Exhibit 99.1

NEWS RELEASE

Media Contact:	Katie Nieri
Sempra
(877) 340-8875
media@sempra.com

Financial Contact:	Jenell McKay
Sempra
(877) 736-7727
investor@sempra.com
Sempra Reports First-Quarter 2024 Results

•Reports $3B System Resiliency Plan Filed at Oncor
•Reaches FID on Cimarrón Wind Farm at Sempra Infrastructure

SAN DIEGO, May 7, 2024 – Sempra (NYSE: SRE) (BMV: SRE) today reported first-quarter 2024 earnings, prepared in accordance with generally accepted accounting principles (GAAP), of $801 million or $1.26 per diluted share, compared to first-quarter 2023 GAAP earnings of $969 million or $1.53 per diluted share. On an adjusted basis, first-quarter 2024 earnings were $854 million or $1.34 per diluted share, compared to $922 million, or $1.46 per diluted share in 2023.

“At Sempra, we are off to a great start in 2024. We are seeing strong economic growth in our core markets with increased interest in renewables, electric vehicles, digital infrastructure and the continued electrification of the economy,” said Jeffrey W. Martin, chairman and CEO of Sempra. “Our infrastructure-centered strategy has us well positioned to continue modernizing and expanding the energy grid to help meet the needs of our customers.”

The reported financial results reflect certain significant items as described on an after-tax basis in the following table of GAAP earnings, reconciled to adjusted earnings, for first-quarter 2024 and 2023.

(Dollars and shares in millions, except EPS)	Three months ended March 31,
	2024	2023

GAAP Earnings	$801	$969
Equity losses from write-off of rate base disallowances resulting from Public Utility Commission of Texas' final order in Oncor Electric Delivery Company LLC's comprehensive base rate review	—	44
Impact from foreign currency and inflation on monetary positions in Mexico	41	109
Net unrealized losses (gains) on derivatives	12	(217)
Net unrealized losses on contingent interest rate swap related to initial phase of the Port Arthur LNG liquefaction project	—	17
Adjusted Earnings(1)	$854	$922

Diluted Weighted-Average Common Shares Outstanding	635	632
GAAP EPS	$1.26	$1.53
Adjusted EPS(1)	$1.34	$1.46

1) See Table A for information regarding non-GAAP financial measures.

Sempra California
Sempra California continues to invest in innovation and infrastructure to help meet the state’s clean energy goals. In March, Sempra California joined its peers in filing an application with the California Public Utilities Commission (CPUC) to develop a series of projects to demonstrate hydrogen blending in the natural gas system. Hydrogen blending has been identified by California as a key component of its efforts to achieve the state’s decarbonization goals. This application is an important step toward development of a statewide standard for hydrogen blending with a view toward accelerating the expansion of a cleaner, more resilient grid.

Furthering its track record of helping California lead the nation in electric vehicle adoption, San Diego Gas & Electric Co. recently celebrated the installation of charging infrastructure to provide reliable and accessible charging options for medium- to heavy-duty electric freight trucks crossing the U.S.-Mexico border.

Additionally, the U.S. Environmental Protection Agency recognized Southern California Gas Co. with an ENERGY STAR Partner of the Year distinction for exemplary dedication to energy efficiency programs that help customers save money and reduce emissions.

Of note, progress also continues with the general rate cases before the CPUC. A proposed decision is anticipated in second-quarter 2024 with a final decision expected before year end. As a result, Sempra California recorded CPUC revenues in first-quarter 2024 based on 2023 authorized levels.

Sempra Texas
Sempra Texas continues to see broad economic expansion across its service territory with notable growth in residential, commercial and industrial development, including the siting and development of digital infrastructure such as data centers and microchip and semiconductor manufacturing facilities. Yesterday, Oncor Electric Delivery Company LLC (Oncor) filed a system resiliency plan outlining nearly $3 billion of strategic capital investments to be invested over the next three years in system hardening and grid modernization, cyber threat prevention, enhanced vegetation management, wildfire mitigation, new technology and other resiliency measures. These investments build upon the measures already in place and represent Oncor’s first proposed plan under the new regulatory framework established by Texas House Bill 2555, which aims to improve reliability and resiliency for customers and improve the timeliness of cost recovery for expenditures in approved plans. In accordance with the referenced law, the Public Utility Commission of Texas may take up to 180 days to review the plan, and if approved, Oncor expects to begin implementing the plan in 2025.

At the end of first-quarter 2024, Oncor had 781 active generation and large commercial and industrial transmission point-of-interconnection (POI) requests in queue, representing a 20% increase as compared to the end of first-quarter 2023. In first-quarter 2024, Oncor placed into service 9 major substations and 24 circuit miles of new or upgraded high-voltage transmission lines within the jurisdiction of the Electric Reliability Council of Texas.

Sempra Infrastructure
Sempra Infrastructure’s operational excellence and strong project development capabilities continue to drive its strategy of executing on energy infrastructure projects expected to play a crucial role in the energy systems of the future. This includes continued development of liquefied natural gas export facilities, associated pipelines, renewables, carbon capture and energy networks.

Construction of Energía Costa Azul LNG Phase 1 and Port Arthur LNG Phase 1 remain on schedule. Energía Costa Azul LNG Phase 1 construction is now over 80% complete and remains on track to commence commercial operations in summer 2025.

Additionally, Sempra Infrastructure made a positive final investment decision and began construction of the Cimarrón wind project, the third phase of the Energía Sierra Juarez (ESJ) wind complex. The total project is anticipated to provide approximately 320 megawatts of wind capacity. The Cimarrón project will utilize Sempra Infrastructure's existing cross-border, high-voltage transmission line interconnecting the ESJ wind complex directly into the California Independent System Operator grid to support a 20-year power purchase agreement with Silicon Valley Power in Santa Clara, Calif. Total capital expenditures for the project are estimated at $550 million, and the project is expected to commence generating energy in late 2025.

Earnings Guidance
Sempra is updating its full-year 2024 GAAP earnings per common share (EPS) guidance range to $4.52 to $4.82 reflecting actual results through the first quarter, affirming its full-year 2024 adjusted EPS guidance range of $4.60 to $4.90, and affirming its full-year 2025 EPS guidance range of $4.90 to $5.25. The company is also affirming its projected long-term EPS growth rate of 6% to 8%.

Non-GAAP Financial Measures
Non-GAAP financial measures include Sempra’s adjusted earnings, adjusted EPS and adjusted EPS guidance range. See Table A for additional information regarding these non-GAAP financial measures.

Internet Broadcast
Sempra will broadcast a live discussion of its earnings results over the internet today at 12 p.m. ET with the company’s senior management. Access is available by logging onto the Investors section of the company’s website, sempra.com/investors. The webcast will be available on replay a few hours after its conclusion at sempra.com/investors.

About Sempra
Sempra (NYSE: SRE) is a leading North American energy infrastructure company focused on delivering energy to nearly 40 million consumers. As owner of one of the largest energy networks on the continent, Sempra is electrifying and improving the energy resilience of some of the world’s most significant economic markets, including California, Texas, Mexico and global energy markets. The company is recognized as a leader in sustainable business practices and for its high-performance culture focused on safety and operational excellence, as demonstrated by Sempra’s inclusion in the Dow Jones Sustainability Index North America and in The Wall Street Journal’s Best Managed Companies. More information about Sempra is available at sempra.com and on social media @Sempra.
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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

In this press release, forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof; decisions, investigations, inquiries, regulations, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) California Public Utilities Commission (CPUC), Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, U.S. Internal Revenue Service and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business; the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, including risks related to (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, (iv) obtaining third-party consents and approvals and (v) third parties honoring their contracts and commitments; macroeconomic trends or other factors that could change our capital expenditure plans and their potential impact on rate base or other growth; litigation, arbitrations, property disputes and other proceedings, and changes to laws and regulations, including those related to tax and trade policy and the energy industry in Mexico; cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third parties with which we conduct business, including the energy grid or other energy infrastructure; the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, or (iii) rising interest rates and inflation; the impact on affordability of San Diego Gas & Electric Company’s (SDG&E) and Southern California Gas Company’s (SoCalGas) customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of meeting the demand for lower carbon and reliable energy in California, and (iii) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates; the impact of climate and sustainability policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, pipeline system or limitations on the withdrawal of natural gas from storage facilities; Oncor Electric Delivery Company LLC’s (Oncor) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and other uncertainties, some of which are difficult to predict and beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on Sempra’s website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.

None of the website references in this press release are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SEMPRA
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts; shares in thousands)
	Three months ended March 31,
	2024	2023

REVENUES
Utilities:
Natural gas	$2,109	$4,412
Electric	1,056	1,027
Energy-related businesses	475	1,121
Total revenues	3,640	6,560

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(554)	(2,683)
Cost of electric fuel and purchased power	(89)	(114)
Energy-related businesses cost of sales	(109)	(193)
Operation and maintenance	(1,212)	(1,209)
Depreciation and amortization	(594)	(539)
Franchise fees and other taxes	(184)	(192)
Other income, net	99	41
Interest income	13	24
Interest expense	(305)	(366)
Income before income taxes and equity earnings	705	1,329
Income tax expense	(172)	(376)
Equity earnings	348	219
Net income	881	1,172
Earnings attributable to noncontrolling interests	(69)	(192)
Preferred dividends	(11)	(11)
Earnings attributable to common shares	$801	$969

Basic earnings per common share (EPS):
Earnings	$1.27	$1.54
Weighted-average common shares outstanding	632,821	629,838

Diluted EPS:
Earnings	$1.26	$1.53
Weighted-average common shares outstanding	635,354	632,248

SEMPRA
Table A (Continued)

RECONCILIATION OF SEMPRA ADJUSTED EARNINGS TO SEMPRA GAAP EARNINGS
Sempra Adjusted Earnings and Adjusted EPS exclude items (after the effects of income taxes and, if applicable, noncontrolling interests (NCI)) in 2024 and 2023 as follows:

Three months ended March 31, 2024:
▪$(41) million impact from foreign currency and inflation on our monetary positions in Mexico
▪$(12) million net unrealized losses on commodity derivatives

Three months ended March 31, 2023:
▪$(44) million equity losses from investment in Oncor Electric Delivery Holdings Company LLC (Oncor Holdings) related to a write-off of rate base disallowances resulting from the Public Utility Commission of Texas' (PUCT) final order in Oncor Electric Delivery Company LLC's (Oncor) comprehensive base rate review
▪$(109) million impact from foreign currency and inflation on our monetary positions in Mexico
▪$217 million net unrealized gains on commodity derivatives
▪$(17) million net unrealized losses on a contingent interest rate swap related to the initial phase of the Port Arthur LNG liquefaction project (PA LNG Phase 1 project)

Sempra Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents generally accepted accounting principles in the United States of America). These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities and/or are infrequent in nature. These non-GAAP financial measures also exclude the impact from foreign currency and inflation on our monetary positions in Mexico and net unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra GAAP Earnings and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EARNINGS TO GAAP EARNINGS
(Dollars in millions, except EPS; shares in thousands)
	Pretax amount	Income tax expense (benefit)(1)	Non-controlling interests	Earnings	Pretax amount	Income tax expense (benefit)(1)	Non-controlling interests	Earnings
	Three months ended March 31, 2024				Three months ended March 31, 2023

Sempra GAAP Earnings				$801				$969
Excluded items:
Equity losses from write-off of rate base disallowances resulting from PUCT's final order in Oncor's comprehensive base rate review	$—	$—	$—	—	$—	$—	$—	44
Impact from foreign currency and inflation on monetary positions in Mexico	7	53	(19)	41	25	135	(51)	109
Net unrealized losses (gains) on commodity derivatives	23	(3)	(8)	12	(428)	85	126	(217)
Net unrealized losses on contingent interest rate swap related to PA LNG Phase 1 project	—	—	—	—	33	(6)	(10)	17
Sempra Adjusted Earnings				$854				$922

Diluted EPS:
Weighted-average common shares outstanding, diluted				635,354				632,248
Sempra GAAP EPS				$1.26				$1.53
Sempra Adjusted EPS				$1.34				$1.46
(1)    Income taxes on pretax amounts were primarily calculated based on applicable statutory tax rates. We record equity losses from our investment in Oncor Holdings net of income tax.

SEMPRA
Table A (Continued)

RECONCILIATION OF SEMPRA 2024 ADJUSTED EPS GUIDANCE RANGE TO SEMPRA 2024 GAAP EPS GUIDANCE RANGE
Sempra 2024 Adjusted EPS Guidance Range of $4.60 to $4.90 excludes items (after the effects of income taxes and, if applicable, NCI) as follows:

▪$(41) million impact from foreign currency and inflation on our monetary positions in Mexico
▪$(12) million net unrealized losses on commodity derivatives

Sempra 2024 Adjusted EPS Guidance is a non-GAAP financial measure. This non-GAAP financial measure excludes significant items that are generally not related to our ongoing business activities and/or infrequent in nature. This non-GAAP financial measure also excludes the impact from foreign currency and inflation on our monetary positions in Mexico and net unrealized gains and losses on commodity derivatives for the three months ended March 31, 2024, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra's business operations to prior and future periods. Sempra 2024 Adjusted EPS Guidance Range should not be considered an alternative to Sempra 2024 GAAP EPS Guidance Range. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles Sempra 2024 Adjusted EPS Guidance Range to Sempra 2024 GAAP EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EPS GUIDANCE RANGE TO GAAP EPS GUIDANCE RANGE

	Full-Year 2024
Sempra GAAP EPS Guidance Range	$4.52	to	$4.82
Excluded items:
Impact from foreign currency and inflation on monetary positions in Mexico	0.06		0.06
Net unrealized losses on commodity derivatives	0.02		0.02
Sempra Adjusted EPS Guidance Range	$4.60	to	$4.90
Weighted-average common shares outstanding, diluted (millions)			637

SEMPRA
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	March 31, 2024	December 31, 2023(1)

ASSETS
Current assets:
Cash and cash equivalents	$606	$236
Restricted cash	121	49
Accounts receivable – trade, net	2,075	2,151
Accounts receivable – other, net	552	561
Due from unconsolidated affiliates	46	31
Income taxes receivable	79	94
Inventories	458	482
Prepaid expenses	286	273
Regulatory assets	52	226
Fixed-price contracts and other derivatives	124	122
Greenhouse gas allowances	1,176	1,189
Other current assets	65	56
Total current assets	5,640	5,470

Other assets:
Restricted cash	107	104
Regulatory assets	3,982	3,771
Greenhouse gas allowances	532	301
Nuclear decommissioning trusts	886	872
Dedicated assets in support of certain benefit plans	559	549
Deferred income taxes	134	129
Right-of-use assets – operating leases	715	723
Investment in Oncor Holdings	14,545	14,266
Other investments	2,235	2,244
Goodwill	1,602	1,602
Other intangible assets	311	318
Wildfire fund	262	269
Other long-term assets	1,776	1,603
Total other assets	27,646	26,751
Property, plant and equipment, net	56,318	54,960
Total assets	$89,604	$87,181
(1)    Derived from audited financial statements.

SEMPRA
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(Dollars in millions)
	March 31, 2024	December 31, 2023(1)

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,659	$2,342
Accounts payable – trade	1,955	2,211
Accounts payable – other	234	224
Due to unconsolidated affiliates	—	5
Dividends and interest payable	737	691
Accrued compensation and benefits	376	526
Regulatory liabilities	952	553
Current portion of long-term debt and finance leases	593	975
Greenhouse gas obligations	1,176	1,189
Other current liabilities	1,382	1,374
Total current liabilities	9,064	10,090

Long-term debt and finance leases	29,519	27,759

Deferred credits and other liabilities:
Due to unconsolidated affiliates	298	307
Regulatory liabilities	3,887	3,739
Greenhouse gas obligations	146	—
Pension and other postretirement benefit plan obligations, net of plan assets	431	407
Deferred income taxes	5,588	5,254
Asset retirement obligations	3,663	3,642
Deferred credits and other	2,347	2,329
Total deferred credits and other liabilities	16,360	15,678
Equity:
Sempra shareholders’ equity	29,135	28,675
Preferred stock of subsidiary	20	20
Other noncontrolling interests	5,506	4,959
Total equity	34,661	33,654
Total liabilities and equity	$89,604	$87,181
(1)     Derived from audited financial statements.

SEMPRA
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
	Three months ended March 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$881	$1,172
Adjustments to reconcile net income to net cash provided by operating activities	469	357
Net change in working capital components	319	451
Distributions from investments	232	199
Changes in other noncurrent assets and liabilities, net	(50)	(199)
Net cash provided by operating activities	1,851	1,980

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(1,933)	(1,830)
Expenditures for investments	(193)	(85)
Purchases of nuclear decommissioning and other trust assets	(197)	(181)
Proceeds from sales of nuclear decommissioning and other trust assets	217	199
Other	(1)	2
Net cash used in investing activities	(2,107)	(1,895)

CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid	(362)	(360)
Issuances of common stock	10	—
Repurchases of common stock	(40)	(31)
Issuances of debt (maturities greater than 90 days)	2,044	1,986
Payments on debt (maturities greater than 90 days) and finance leases	(846)	(1,803)
(Decrease) increase in short-term debt, net	(498)	168
Advances from unconsolidated affiliates	45	14
Proceeds from sale of noncontrolling interests	—	265
Distributions to noncontrolling interests	(111)	(43)
Contributions from noncontrolling interests	474	97
Settlement of cross-currency swaps	—	(99)
Other	(16)	(43)
Net cash provided by financing activities	700	151

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	5

Increase in cash, cash equivalents and restricted cash	445	241
Cash, cash equivalents and restricted cash, January 1	389	462
Cash, cash equivalents and restricted cash, March 31	$834	$703

SEMPRA
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES AND INVESTMENTS
(Dollars in millions)
	Three months ended March 31,
	2024	2023

Earnings (Losses) Attributable to Common Shares
Sempra California	$582	$618
Sempra Texas Utilities	183	83
Sempra Infrastructure	131	315
Parent and other	(95)	(47)
Total	$801	$969

	Three months ended March 31,
	2024	2023

Capital Expenditures and Investments
Sempra California	$1,143	$1,082
Sempra Texas Utilities	193	85
Sempra Infrastructure	790	744
Parent and other	—	4
Total	$2,126	$1,915

SEMPRA
Table E

OTHER OPERATING STATISTICS

	Three months ended March 31,
	2024	2023

UTILITIES
Sempra California
Gas sales (Bcf)(1)	122	145
Transportation (Bcf)(1)	142	149
Total deliveries (Bcf)(1)	264	294

Total gas customer meters (thousands)	7,089	7,049

Electric sales (millions of kWhs)(1)	935	1,596
Community Choice Aggregation and Direct Access (millions of kWhs)	3,169	2,732
Total deliveries (millions of kWhs)(1)	4,104	4,328

Total electric customer meters (thousands)	1,522	1,507

Oncor(2)
Total deliveries (millions of kWhs)	37,313	34,779
Total electric customer meters (thousands)	3,988	3,912

Ecogas México, S. de R.L. de C.V.
Natural gas sales (Bcf)	1	1
Natural gas customer meters (thousands)	159	152

ENERGY-RELATED BUSINESSES
Sempra Infrastructure
Termoeléctrica de Mexicali (millions of kWhs)	980	569
Wind and solar (millions of kWhs)(1)	719	812
(1)     Includes intercompany sales.
(2)     Includes 100% of the electric deliveries and customer meters of Oncor, in which we hold an indirect 80.25% interest through our investment in Oncor Holdings.